Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

SuccessFactors Inc, (“SuccessFactors” or “the Company”) acquired CubeTree, Inc. (“CubeTree”), on July 20, 2010. The acquisition of CubeTree has been accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets acquired and liabilities assumed from CubeTree were recorded at their estimated fair values as of the date of the acquisition. Our preliminary allocation of the purchase price is pending completion of several elements, including the finalization of the Company’s appraisal for the purposes of measuring the fair value of acquired intangible assets. Accordingly, there may be material adjustments to the allocation of the purchase price.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions which are preliminary and have been made solely for the purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisition are derived from the preliminary estimated fair value of assets acquired and liabilities assumed, and the related allocation of the purchase price consideration. The final determination of the purchase price allocation will be based on the established fair value of the assets acquired, including the fair value of the identifiable intangible assets, and liabilities assumed as of July 20, 2010 (the acquisition date). The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values, and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed statements of operations combine the statement of operations data for SuccessFactors and CubeTree for the year ended December 31, 2009, and for the six months ended June 30, 2010, as if the acquisition had been completed as of January 1, 2009. The pro forma financial information is based upon the historical consolidated financial statements of SuccessFactors and CubeTree and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma condensed consolidated financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed consolidated financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these unaudited pro forma condensed consolidated financial statements and are subject to change upon a final determination of fair value.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations of SuccessFactors that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma condensed consolidated statements of operations for synergistic benefits or cost savings that may be realized through the combination of SuccessFactors and CubeTree or costs that may be incurred in integrating the two companies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in the SuccessFactors’ Annual Report on Form 10-K for the year ended December 31, 2009, which is on file with the Securities and Exchange Commission (“SEC”), and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, each of which is incorporated herein by reference, and the historical financial statements and related notes of SucessFactors included in this Form 8-K/A.

A summary of the estimated purchase price allocation to the fair value of assets acquired and liabilities assumed is as follows (in thousands):

Stock consideration		$18,933
Contingent consideration		27,720

		$46,653

Preliminary allocation of purchase price as of July 20, 2010:
Current assets	$377
Fixed assets	133
Current liabilities	(208)

		302
Fair value of identifiable intangible assets acquired:
Software	8,160
Customer relationships	850

		9,010
Goodwill		37,341

		$46,653

The amount allocated to the intangible assets represents the Company’s preliminary estimate of the identifiable intangible assets acquired from CubeTree, consisting of the CubeTree software and customer relationships.

SuccessFactors, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2010

(IN THOUSANDS, PAR VALUE DATA)

	HISTORICAL		PRO FORMA ADJUSTMENTS	NOTES	TOTAL
	SUCCESSFACTORS	CUBETREE
ASSETS:
Current assets:
Cash and cash equivalents	$86,671	$5,422	$(4,840)	(A)	$87,253
Marketable securities	256,573	—	—		256,573
Accounts receivable, net of allowance for doubtful accounts	46,210	38	—		46,248
Deferred commissions	6,205	—	—		6,205
Prepaid expenses and other current assets	9,040	92	—		9,132

Total current assets	404,699	5,552	(4,840)		405,411
Restricted cash	918	100	—		1,018
Property and equipment, net	5,661	125	—		5,786
Deferred commissions, net of current portion	8,947	—	—		8,947
Intangible assets	—	—	5,525	(B)	5,525
Goodwill	—	—	37,259	(C)	37,259
Other assets	805	—	—		805

Total assets	$421,030	$5,777	$37,944		$464,751

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,074	$247	$—		$1,321
Accrued expenses and other current liabilities	7,750	81	—		7,831
Accrued employee compensation	11,150	225	—		11,375
Deferred revenue	167,125	159	(159)	(D)	167,125

Total current liabilities	187,099	712	(159)		187,652
Deferred revenue, net of current portion	24,687	240	(240)	(D)	24,687
Long-term tax payable	1,527	—	—		1,527
Contingent consideration	—	—	27,720	(E)	27,720
Other long-term liabilities	144	—	—		144

Total liabilities	213,457	952	27,321		241,730

Stockholders’ equity:
Series A Preferred Stock	—	7	(7)	(D)	—
Series B Preferred Stock	—	12	(12)	(D)	—
Common Stock	—	6	(6)	(D)	—
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding as of June 30, 2010	—	—	—		—
Common stock, $0.001 par value; 200,000 shares authorized; 72,957 shares outstanding and 73,861 pro forma shares outstanding as of June 30, 2010	73	—	1	(F)	74
Additional paid-in capital	435,594	11,600	7,623	(G)	454,817
Accumulated other comprehensive loss	(67)	—	—		(67)
Accumulated deficit	(228,027)	(6,800)	3,024	(H)	(231,803)

Total stockholders’ equity	207,573	4,825	10,623		223,021

Total liabilities and stockholders’ equity	$421,030	$5,777	$37,944		$464,751

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SuccessFactors, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

	HISTORICAL		PRO FORMA ADJUSTMENTS	NOTES	TOTAL
	SUCCESSFACTORS	CUBETREE
Revenue	$153,054	$5	$—		$153,059
Cost of revenue	35,323	62	2,335	(H)	37,720

Gross profit	117,731	(57)	(2,335)		115,339

Operating expenses:
Sales and marketing	80,431	647	11	(H)	81,089
Research and development	24,427	1,490	171	(H)	26,088
General and administrative	24,995	360	—		25,355

Total operating expenses	129,853	2,497	182		132,532

Loss from operations	(12,122)	(2,554)	(2,517)		(17,193)
Interest income (expense) and other, net	810	2	—		812

Loss before provision for income taxes	(11,312)	(2,552)	(2,517)		(16,381)
Provision for income taxes	(1,322)	—	—		(1,322)

Net loss	$(12,634)	$(2,552)	$(2,517)		$(17,703)

Net loss per common share, basic and diluted	$(0.21)	$—	$—		$(0.29)

Shares used in computing net loss per common share, basic and diluted	59,534	—	713	(I)	60,247

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SuccessFactors, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2010

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

	HISTORICAL		PRO FORMA ADJUSTMENTS	NOTES	TOTAL
	SUCCESSFACTORS	CUBETREE
Revenue	$90,619	$96	$(22)	(J)	$90,693
Cost of revenue	22,325	64	1,168	(H)	23,557

Gross profit	68,294	32	(1,190)		67,136

Operating expenses:
Sales and marketing	44,335	1,067	5	(H)	45,407
Research and development	16,651	1,013	86	(H)	17,750
General and administrative	15,706	834	—		16,540

Total operating expenses	76,692	2,914	91		79,697

Loss from operations	(8,398)	(2,882)	(1,281)		(12,561)
Interest income (expense) and other, net	(536)	3	—		(533)

Loss before provision for income taxes	(8,934)	(2,879)	(1,281)		(13,094)
Provision for income taxes	(194)	—	—		(194)

Net loss	$(9,128)	$(2,879)	$(1,281)		$(13,288)

Net loss per common share, basic and diluted	$(0.13)	$—	$—		$(0.18)

Shares used in computing net loss per common share, basic and diluted	72,328	—	713	(I)	73,041

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SuccessFactors, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Year Ended December 31, 2009 and Six Months Ended June 30, 2010

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are based on the historical financial information of SuccessFactors, Inc. (“SuccessFactors” or “the Company”) and CubeTree, Inc. (“CubeTree”) after giving effect to the acquisition of CubeTree by SuccessFactors using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the twelve months ended December 31, 2009 combines the historical results for SuccessFactors for each of the periods presented, and the historical results for CubeTree for each of the periods presented, as if the acquisition had occurred as of January 1, 2009.

2. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations:

(A)	Cash balance excludes $3.0 million of cash dividend declared and paid in July 2010 to the former shareholders of CubeTree, and other cash adjustments pursuant to the working capital provision of the merger agreement.

(B)	Reflects estimated fair value of identifiable intangible assets acquired from CubeTree, consisting of software and customer relationships with fair values of $8.2 million and $0.9 million, respectively, less accumulated amortization of $3.2 million and $0.4 million as of June 30, 2010.

(C)	Goodwill is measured as the excess of the purchase price over the fair value of net assets acquired from CubeTree.

(D)	Reflects adjustments for purchase price allocation based on the fair value of assets and liabilities acquired.

(E)	Reflects the fair value of the contingent consideration, which provides for the former stockholders of CubeTree to receive a cash payment on the three-year anniversary of the closing or at such earlier time as a change of control of the Company occurs (the “Top-Up Payment Date”). If, on the Top-Up Payment Date, the value of the consideration issued at the closing (the “Market Value”) is less than approximately $47.9 million (the “Guaranteed Value”), subject to adjustments, the Company shall make a payment to such holders in an aggregate amount equal to the difference between the Guaranteed Value and the Market Value (the “Top-Up Payment”). The aggregate Top-Up Payment will be reduced to the extent of any sale, transfer or other disposition of any of the consideration (subject to certain limited exceptions). Such right to receive the Top-Up Payment will terminate in the event the value of the shares of the consideration paid at closing equals or exceeds approximately $47.9 million at any time prior to the Top-Up Payment Date.

(F)	Pro forma shares outstanding of 73.9 million as of June 30, 2010 reflect 713,222 shares issued to the former shareholders of CubeTree, including 190,511 shares held in escrow.

(G)	Reflects (i) fair value of $18.9 million for the shares of SuccessFactors’ common stock issued in connection with the CubeTree acquisition, and (ii) adjustments for stock-based compensation of $0.2 million and $0.1 million for the twelve months ended December 31, 2009 and the six months ended June 30, 2010, respectively, related to restricted stock units (RSUs) issued to CubeTree employees.

(H)	Reflects adjustments for stock-based compensation of $0.2 million and $0.1 million for the twelve months ended December 31, 2009 and the six months ended June 30, 2010, respectively, related to RSUs issued to CubeTree employees, and adjustments for amortization expense of $2.3 million and $1.2 million related to identifiable intangible assets for the twelve months ended December 31, 2009 and the six months ended June 30, 2010, respectively.

(I)	Reflects 713,222 shares of SuccessFactors’ common stock issued in connection with the CubeTree acquisition, excluding 190,511 shares of common stock held in escrow in the computation of basic and diluted net loss per common share.

(J)	Reflects elimination of revenue related to an OEM agreement with SuccessFactors.